CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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Exhibit 99.11
FIFTH AMENDMENT TO
COLLABORATION AND LICENSE AGREEMENT

This Fifth Amendment (the “Amendment”) to that certain Collaboration and License Agreement, dated December 1, 2015, as amended on April 30, 2019 and by letter agreement on January 11, 2019, September 30, 2019 and February 20, 2020 (collectively, the “Agreement”) by and between GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LIMITED, a corporation organized and existing under the laws of England and Wales, with its registered office located at 980 Great West Road, Brentford, Middlesex, TW8 9GS, United Kingdom (“GSK”) and ZYMEWORKS INC., a corporation organized and existing under the laws of British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”), is entered into as of March 30, 2020 (the “Fifth Amendment Effective Date”). Zymeworks and GSK are each referred to individually as a “Party” and together as the “Parties.”

BACKGROUND
A.GSK and Zymeworks entered into the Agreement, pursuant to which the Parties are collaborating to generate and develop certain Zymeworks Modifications and Zymeworks Modified Scaffolds (each, as defined in the Agreement).
B.GSK and Zymeworks now desire to amend the Agreement, all as set forth herein.
    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows:
AGREEMENT
1.Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.
2.Article 1. Definitions and Interpretations. Article 1 of the Agreement is hereby amended as follows:
a)Section 1.2. Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following, and all references in the Agreement to the Additional Selection Period shall be replaced with references to the Nomination Period:

“1.2 “Nomination Period” means the period commencing on the expiration of the Research Collaboration Term and expiring at the end of the […***…]1 period immediately following the expiration of the Research Collaboration Term.”
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b)Sections 1.25, 1.59 & 1.63. Sections 1.25, 1.59 and 1.63 of the Agreement are hereby deleted in their entirety.
c)Sections 1.26, 1.27, 1.28 & 1.29. Section 1.26, 1.27, 1.28 and 1.29 of the Agreement are hereby deleted in their entirety and replaced with the following:

    “1.26 “GSK Mono-Specific Product” means a Product, incorporating a Mono-Specific Antibody derived and generated from a GSK Sequence.

    1.27 “GSK Multi-Specific Antibody” means any Multi-Specific Antibody derived and generated from a GSK Sequence Pair.

1.28 “GSK Multi-Specific Product” means a Product incorporating a GSK Multi-Specific Antibody.

    1.29 “GSK Product” means (a) a GSK Mono-Specific Product or (b) a GSK Multi-Specific Product. The Antibodies described in (a) and (b) above may be referred to in this Agreement as “GSK Antibodies.” For clarity, (x) GSK Products shall not include Products containing Mono-Valent Antibodies or Multi-Specific Antibodies that are not GSK Multi-Specific Antibodies, (y) for each GSK Sequence, GSK Products shall only include GSK Mono-Specific Products, and (z) for each GSK Sequence Pair, GSK Products shall only include GSK Multi-Specific Products.”
d)Section 1.31. Section 1.31 of the Agreement is hereby deleted in its entirety and replaced with the following:

    “1.31 “GSK Sequence Pair” means a Sequence Pair that is available to GSK pursuant to Section 3.4.”
e)Section 1.68. Section 1.68 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.68 “Zymeworks Product” means (a) a Zymeworks Mono-Specific Product or (b) a Zymeworks Multi-Specific Product. For clarity, (x) Zymeworks Products may include Products containing Mono-Valent Antibodies and Multi-Specific Antibodies, (y) for each Zymeworks Sequence, Zymeworks Products shall only include Zymeworks Mono-Specific Products, and (z) for each Zymeworks Sequence Pair, Zymeworks Products shall only include Zymeworks Multi-Specific Products.

    1.68.1 “Zymeworks Mono-Specific Product” means a Product, incorporating a Mono-Specific Antibody or Mono-Valent Antibody derived and generated from a Zymeworks Sequence.

        1.68.2     “Zymeworks Multi-Specific Antibody” means any Multi-Specific Antibody derived and generated from a Zymeworks Sequence Pair.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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        1.68.3 “Zymeworks Multi-Specific Product” means a Product incorporating a Zymeworks Multi-Specific Antibody.
    1.68.4     “Zymeworks Sequence” means a Sequence that is available to Zymeworks pursuant to Section 3.4.

    1.68.5 “Zymeworks Sequence Pair” means a Sequence Pair that is available to Zymeworks pursuant to Section 3.4.”
f)Sections 1.71 & 1.72. The following definitions are hereby added as Sections 1.71 and 1.72 of the Agreement, and the current Section 1.71 (Additional Definitions) of the Agreement is hereby renumbered as Section 1.73 and current section 1.72 (Interpretation) of the Agreement is renumbered as Section 1.74:

    “1.71 “GSK Sequence” means a Sequence that is available to GSK pursuant to Section 3.4.

    1.72    […***…]2 or […***…]3 means any […***…]4
3.Article 2.      Grant of Licenses.

a) Section 2.2.2. The last sentence of Section 2.2.2. of the Agreement is hereby deleted in its entirety and replaced with the following:

“In addition, GSK hereby grants to Zymeworks an exclusive license under the GSK Project Arising IP related to the Zymeworks Modifications or Zymeworks Modified Scaffolds to make, use, sell, and import Products other than the Zymeworks Products and the GSK Products in the Field in the Territory; provided that such license shall be solely for purposes of developing Products for, and granting sublicenses to, Third Parties, so that such Third Parties may further develop and commercialize such Products in the Field in the Territory (each, a “Third Party Product”).”
4.Article 3. Research Collaboration, Target Selection and Development and Commercialization of Products. Article 3 of the Agreement is hereby amended as follows:
a)Section 3.4. Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

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“3.4    […***…]5 and Sequence and Sequence Pair Selection. During the portion of the Nomination Period prior to the […***…]6 anniversary of the Fifth Amendment Effective Date, Zymeworks shall not grant any Third Party a license under the […***…]7 to research, develop and commercialize Products, which license provides such Third Party with a […***…]8 or […***…]9 […***…]10 that would preclude GSK from […***…]11 or […***…]12. For clarity, the foregoing restriction shall expire on the […***…]13 anniversary of the Fifth Amendment Effective Date. From time to time during the portion of the Nomination Period following the […***…]14 anniversary of the Fifth Amendment Effective Date, GSK shall have the right to submit any number of Target(s) of interest to GSK to the […***…]15 as reasonably necessary to enable GSK to decide whether to nominate Sequences or Sequence Pairs Directed To such Target(s) as potential GSK Sequences or GSK Sequence Pairs, as the case may be; provided that submissions to the […***…]16 by or on behalf of GSK shall not occur so frequently in any given calendar month so as to be unduly burdensome to the […***…]17 or Zymeworks. GSK shall not be granted any rights or exclusivities with respect to any Targets that it submits to the […***…]18 for […***…]19. GSK shall, subject to Sections 3.4.3 and 3.4.6(a), have the right, during the Nomination Period, to select up to […***…]20 Sequences or Sequence Pairs to be GSK Sequences or GSK Sequence Pairs, as the case may be, in accordance with this Section 3.4, and the Licenses under Section 2.1 shall be granted to GSK solely with respect to such GSK Sequences or GSK Sequence Pairs, as applicable, GSK Antibodies generated and derived from such GSK Sequences or GSK Sequence Pairs, as the case may be, and Products incorporating such GSK Antibodies. In exchange for certain amounts as described in this Section 3.4 below, GSK shall have a right, during the Nomination Period, to nominate an additional […***…]21 Sequences or Sequence Pairs to be a GSK Sequence or GSK Sequence Pair, respectively, in accordance with this Section 3.4, for a total of up to […***…]22 GSK Sequences or GSK Sequence Pairs; provided that, in all events, no more than […***…]23 of such […***…]24 shall be Sequence Pairs (and the balance shall be Sequences). If GSK selects additional Sequences or
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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Sequence Pairs in excess of the initial […***…]25 GSK Sequences or GSK Sequence Pairs selected, GSK shall pay to Zymeworks […***…]26 for each of the […***…]27 and […***…]28 Sequence or Sequence Pair selected as a GSK Sequence or GSK Sequence Pair, respectively and […***…]29 for each of the […***…]30 and […***…]31 Sequence or Sequence Pair selected as a GSK Sequence or GSK Sequence Pair, respectively (each such payment, an “Additional Sequence Nomination Fee”). Upon such selection of additional Sequences or Sequence Pairs, Zymeworks shall generate and provide to GSK an Invoice for the Additional Sequence Nomination Fee corresponding to such additional Sequences or Sequence Pairs selected by GSK. Each Additional Sequence Nomination Fee shall be made by GSK within […***…]32 of receipt by GSK of such Invoice.
        3.4.1    […***…]33. No later than […***…]34 after the execution of this Amendment, Zymeworks shall select […***…]35, and Zymeworks and GSK shall enter into a written agreement, […***…]36 setting forth, among other things, the […***…]37 with respect to the evaluation of Target(s) and the selection of Sequences or Sequence Pairs. […***…]38. […***…]39, shall also have the right to audit GSK, on an annual basis, to ensure that GSK is not developing, manufacturing or commercializing Products outside of the scope of the licenses granted to it in Section 2.1, including Products derived from Sequences or Sequence Pairs that are not GSK Sequences or GSK Sequence Pairs, respectively. GSK shall promptly comply with each such audit requests by providing any information or documentation in its possession which GSK is legally able to disclose as requested […***…]40 with respect to the Products that it is developing, manufacturing or commercializing that is reasonably necessary to understanding the Sequences or Sequence Pairs from which they are derived. Such information and documentation, disclosed by GSK in accordance with this Section 3.4.1 shall be maintained as the Confidential Information of GSK […***…]41, other than to the extent necessary to convey […***…]42.
        3.4.2    Target […***…]43.
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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            (a)    GSK Targets. Each Target or […***…]44 of interest submitted by GSK to the […***…]45 in writing shall be […***…]46 as set forth below in this Section 3.4.2, and the […***…]47 shall notify GSK whether such Target or […***…]48 is an Unavailable Target as soon as reasonably practicable but in no event later than […***…]49 following GSK’s submission of the relevant information regarding such Target or […***…]50, as applicable. A Target or […***…]51 submitted by GSK in accordance with this Section 3.4.2(a) shall only be an “Unavailable Target” if such Target or […***…]52 or, at the time GSK submits such Target or […***…]53 to the […***…]54, Zymeworks is:
    (i)    demonstrably contractually obligated to grant pursuant to clearly identifiable and certain rights granted to a Third Party prior to the Effective Date, or has actually granted prior to the Effective Date, to a Third Party exclusive rights with respect to products Directed To such Target or To […***…]55; or
                (ii)    actively and in good faith engaged in bona fide negotiations with a Third Party regarding the grant of, or has actually granted, exclusive rights for the development or commercialization of products Directed To such Target or To […***…]56 (as may be evidenced, among other things […***…]57).
            (b)    Identity of Targets or […***…]58. For clarity, the […***…]59 shall not disclose the identity of a Target or […***…]60 submitted by GSK to Zymeworks or to any Third Party when providing notice of availability pursuant to this Section 3.4.2 and shall be required to maintain the confidentiality at all times of any such […***…]61 proposed by GSK pursuant to this Section 3.4.2. Notwithstanding the foregoing, GSK shall disclose to Zymeworks in writing the identity of each Target or […***…]62 To which a GSK Product is Directed upon […***…]63 a GSK Product. In the event that GSK does not disclose such Target or […***…]64
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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in accordance with the foregoing sentence, Zymeworks shall, without limiting any other rights or remedies available to it, have the right to […***…]65 to disclose, and the […***…]66 shall have the right to disclose, to Zymeworks the identity of such Target or […***…]67.
        3.4.3    GSK Sequence and GSK Sequence Pair […***…]68.
            (a)    Sequence and Sequence Pair Designation. GSK may, during the Nomination Period, nominate a Sequence or Sequence Pairs as potential GSK Sequences or GSK Sequence Pairs, respectively, by […***…]69 in writing […***…]70 in accordance with this Section 3.4.3. In each case, the Target or […***…]71 to which such Sequence or Sequence Pair, as applicable, is Directed To must be determined not to be an Unavailable Target by the […***…]72 pursuant to Section 3.4.2 immediately prior to Sequences Directed To such Target or Sequence Pairs Directed To such […***…]73 being submitted to the […***…]74 for Sequence or Sequence Pair level […***…]75 pursuant to this Section 3.4.3. Each Sequence or Sequence Pair so nominated by GSK shall be subject to […***…]76 as set forth below in this Section 3.4.3, and if such nominated Sequence or Sequence Pair is not an Unavailable Sequence in accordance with such […***…] 77 it shall automatically become a “GSK Sequence” or “GSK Sequence Pair,” as the case may be, and shall be automatically deemed within the scope of the license set forth in Section 2.1.2 from the date upon which GSK is notified of such GSK Sequence or GSK Sequence Pair being available in accordance with Section 3.4.3(b) and GSK pays any fee applicable to such Sequence or Sequence Pair; provided that GSK shall be limited to […***…]78 GSK Sequences or GSK Sequence Pairs unless GSK has paid the applicable Additional Sequence Nomination Fee for such additional GSK Sequence or GSK Sequence Pair up to a total of […***…]79 GSK Sequences or GSK Sequence Pairs. Subject to any substitutions made in accordance with Section 3.4.6 and termination in accordance with Article 9, the license set forth in Section 2.1.2 shall apply solely with respect to the GSK Products derived and generated from the […***…]80, to the extent GSK has paid the applicable Additional Sequence Nomination Fees) GSK Sequences or GSK Sequence Pairs selected in accordance with this Section 3.4.3. A Sequence or Sequence Pair that is designated by GSK in accordance with this Section 3.4.3 shall only be an “Unavailable Sequence” if, at the time GSK
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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submits […***…]81, such Sequence or Sequence Pair is on the Reserved List as a Zymeworks Sequence, Zymeworks Sequence Pair, Third Party Sequence or Third Party Sequence Pair as a result of Zymeworks’:
(i)    contractual obligation to grant pursuant to clearly identifiable and certain rights granted to a Third Party or actual grant, to a Third Party rights with respect to products incorporating such Sequence or Sequence Pair, or exclusive rights with respect to products incorporating antibodies Directed To the Target or […***…]82 To which such Sequence or Sequence Pair is Directed;
(ii)    active and good faith bona fide negotiations with a Third Party regarding the development or commercialization of products incorporating such Sequence or Sequence Pair (as may be evidenced, among other things, […***…]83); or
(iii)    active performance of activities on its own behalf regarding the development or commercialization of products incorporating such Sequence or Sequence Pair, which activities include, or have included, […***…]84, and […***…]85 that it has conducted such activities with respect to products incorporating antibodies derived or generated from such Sequence or Sequence Pair.
            (b)    Sequence and Sequence Pair Designation. As soon as reasonably practicable but in any event within […***…]86 receipt of GSK’s written notice with respect to each Sequence or Sequence Pair that GSK nominates under this Section 3.4.3, the […***…]87 shall provide both Parties with written notice if such proposed Sequence or Sequence Pair is available as a GSK Sequence or GSK Sequence Pair or is an Unavailable Sequence for any of the reasons set forth in Section 3.4.3(a) above, and the basis for any such unavailability. For clarity, the […***…]88 shall not disclose the identity of a Sequence or Sequence Pair nominated by GSK when providing notice pursuant to this Section 3.4.3(b) and shall be required to maintain the confidentiality of any such Sequence or Sequence Pairs proposed by GSK as Confidential Information of GSK pursuant to this Section 3.4.3(b). Notwithstanding the foregoing, GSK shall disclose to Zymeworks in writing the identity of each GSK Sequence or GSK Sequence Pair upon […***…]89 of a GSK Product, the active ingredient of which is a […***…]90 derived and generated from such GSK Sequence or GSK Sequence Pair. In the event that GSK does not disclose a GSK Sequence or GSK Sequence Pair in accordance with the foregoing sentence, Zymeworks shall, without limiting any other rights or remedies available to
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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it, have the right to […***…]91, to Zymeworks the identity of such GSK Sequence or GSK Sequence Pair.
        3.4.4    Zymeworks Sequence and Zymeworks Sequence Pair […***…]92. During the Nomination Period, Zymeworks may nominate Sequences or Sequence Pairs as potential Zymeworks Sequences or Zymeworks Sequence Pairs, respectively, by submitting such Sequence or Sequence Pair to […***…]93 in accordance with this Section 3.4.4. Zymeworks may designate up to […***…]94 Sequences or Sequence Pairs as Zymeworks Sequences or Zymeworks Sequence Pairs, respectively. Each Sequence or Sequence Pair designated by Zymeworks and submitted to the […***…]95 pursuant to this Section 3.4.4 shall automatically become a Zymeworks Sequence or Zymeworks Sequence Pair unless, at the time Zymeworks submits such Sequence or Sequence Pair to the […***…]96 such Sequence or Sequence Pair is already included on the Reserved List as a GSK Sequence or GSK Sequence Pair, respectively. As soon as reasonably practicable but in any event within […***…]97 of the […***…]98 receipt of Zymeworks’ written notice with respect to each Sequence or Sequence Pair that Zymeworks nominates under this Section 3.4.4, the […***…]99 shall provide Zymeworks with written notice if such proposed Sequence or Sequence Pair is available as a Zymeworks Sequence or Zymeworks Sequence Pair, and Section 3.4.3(b) shall apply mutatis mutandis.
        3.4.5    Third Party Sequence and Third Party Sequence Pair […***…]100. Zymeworks may also submit Sequences or Sequence Pairs to the […***…]101 to determine whether such Sequence or Sequence Pair, as applicable, is available for purposes of development and commercialization of one or more Third Party Products containing an Antibody generated or derived from such Sequence or Sequence Pair. Each such Sequence or Sequence Pair shall be available, unless, at the time Zymeworks submits such Sequence or Sequence Pair to the […***…]102 such Sequence or Sequence Pair is already included on the Reserved List as a GSK Sequence, GSK Sequence Pair, Zymeworks Sequence or Zymeworks Sequence Pair (each such available Sequence or Sequence Pair, a “Third Party Sequence” or “Third Party Sequence Pair”, respectively).
        3.4.6    Substitution of Sequences or Sequence Pairs.
            (a) GSK Substitution. GSK will have the right to substitute, on a GSK Sequence-by-GSK Sequence or GSK Sequence Pair-by-GSK Sequence Pair basis, as the case
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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may be, any GSK Sequence or GSK Sequence Pair previously selected by GSK in accordance with Section 3.4.3 for any alternative Sequence or Sequence Pair, as applicable which has been confirmed as available by the […***…]103 at the time of such substitution. Such alternative Sequence or Sequence Pair confirmed as available by the […***…]104 shall then replace the original GSK Sequence or GSK Sequence Pair which GSK had selected for substitution. Such substitution(s) may be made at any time during the […***…]105 and […***…]106 to GSK; provided that the number of GSK Sequences or GSK Sequence Pairs shall not, in any event, exceed the total number of […***…]107 to the extent GSK has paid the applicable Additional Sequence Nomination Fee) Sequences or Sequence Pairs at any one time during the […***…].108 For clarity, GSK will have the right to substitute on a GSK Sequence-by-GSK Sequence or GSK Sequence Pair-by-GSK Sequence Pair basis any existing GSK Sequence or GSK Sequence Pair, from time to time during the […***…],109 even when fewer than […***…]110 GSK Sequences or GSK Sequence Pairs have been previously selected. Upon the expiration of the […***…],111 the GSK Sequences or GSK Sequence Pairs shall remain fixed for the remainder of the Term, and GSK shall no longer have the right to substitute GSK Sequences or GSK Sequence Pairs.

            (b) Zymeworks Substitution. Zymeworks will have the right to substitute, on a Zymeworks Sequence-by-Zymeworks Sequence or Zymeworks Sequence Pair-by-Zymeworks Sequence Pair basis, as the case may be, any Zymeworks Sequence or Zymeworks Sequence Pair previously selected by Zymeworks in accordance with Section 3.4.4 for any alternative Sequence or Sequence Pair, as applicable which has been confirmed as available by the […***…]112 at the time of such substitution. Such alternative Sequence or Sequence Pair confirmed as available by the […***…]113 shall then replace the original Zymeworks Sequence or Zymeworks Sequence Pair which Zymeworks had selected for substitution. Such substitution(s) may be made at any time during the […***…]114 and at […***…]115 to Zymeworks; provided that the number of Zymeworks Sequences or Zymeworks Sequence Pairs shall not, in any event, exceed the total number of […***…]116 Sequences or Sequence Pairs at any one time during the […***…].117 For clarity, Zymeworks would have the right to substitute on a Zymeworks Sequence-by-Zymeworks Sequence or Zymeworks Sequence Pair-by-Zymeworks Sequence Pair basis any existing Zymeworks Sequence or Zymeworks
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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Sequence Pair, from time to time during the […***…],118 even when fewer than […***…]119 Zymeworks Sequences or Zymeworks Sequence Pairs have been previously selected. Upon the expiration of the […***…],120 the Zymeworks Sequences or Zymeworks Sequence Pairs shall remain fixed for the remainder of the Term, and Zymeworks shall no longer have the right to substitute Zymeworks Sequences or Zymeworks Sequence Pairs.
        3.4.7    Nomination Timing. Notwithstanding anything herein to the contrary, all Sequences or Sequence Pairs nominated by GSK must be nominated prior to the commencement, by or on behalf of GSK, of any […***…]121 of products incorporating Antibodies derived or generated from such Sequence or Sequence Pair, as applicable. For clarity, GSK shall have no rights under the license set forth in Section 2.1.2 with respect to any Sequence or Sequence Pair that is not so nominated and confirmed as a GSK Sequence or GSK Sequence Pair prior to the […***…]122 of a product incorporating Antibodies derived or generated from such Sequence or Sequence Pair, and Zymeworks shall not be obligated to grant GSK rights to licenses with respect to any such Sequence or Sequence Pair after the initiation of a […***…]123 of a such a product.”
b)    Section 3.5. The second sentence of Section 3.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“GSK shall use Commercially Reasonable Efforts to research and develop […***…]124 GSK Antibody and to commercialize […***…]125.”
c)    Section 3.6. Section 3.6 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Development and Commercialization of Zymeworks Products. Zymeworks (itself or through its Affiliates or Third Parties) shall have the exclusive right (even as to GSK and its Affiliates) to further research, develop, manufacture and commercialize any Zymeworks Products or other Products that are not GSK Products upon the conclusion of the Research Collaboration.”
d)    Section 3.7. Section 3.7 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Limitations on Exclusivity. For clarity, nothing in this Agreement shall prevent Zymeworks or GSK from developing or commercializing, or granting rights with respect to the development or commercialization of, any antibody, antibody-like molecule or product
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incorporating the same, in each case which do not include any Zymeworks Modifications. Any such rights shall not be deemed to be inconsistent with the licenses granted under Arising Project IP or the exclusivities as set out herein.”
5.Section 7.3 Enforcement and Defense. Section 7.3 of the Agreement is hereby amended as follows:
a) Section 7.3.2. The second sentence of Section 7.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“If Zymeworks fails to bring or defend any such action against an Infringement by a Product derived or generated from a GSK Sequence or GSK Sequence Pair within (a) […***…]126 following the notice of alleged Infringement or (b) […***…]127 before the time limit, if any, set forth in Applicable Laws for the filing of such actions, whichever comes first, GSK shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Zymeworks shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.”
b) Section 7.3.3. The second sentence of Section 7.3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“If GSK fails to bring or defend any such action against an Infringement by a product that is not derived and generated from a GSK Sequence or GSK Sequence Pair within (a) […***…]128 following the notice of alleged Infringement or (b) […***…]129 before the time limit, if any, set forth in Applicable Laws for the filing of such actions, whichever comes first, Zymeworks shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and GSK shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.”
6.Article 10. Termination. Article 10 of the Agreement is hereby amended as follows:
a) Section 10.1. The first sentence of Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The term of this Agreement shall commence on the Effective Date and (subject to earlier termination in accordance with Section 10.2, Section 10.3 or Section 10.4) shall expire, unless otherwise mutually agreed, upon: (i) expiration of the Nomination Period if no Sequences or Sequence Pairs have been selected as a GSK Sequence or GSK Sequence Pair; or (ii) until expiration, on a GSK Product-by-GSK Product and country-by-country basis, of the Royalty Term under Section 5.4.2 with respect to such GSK Product in such country, whichever of (i) or (ii) occurs first.”
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
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b) Section 10.3. Section 10.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Termination for Cause. If either GSK or Zymeworks is in material breach of any obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in such event, if the breach is not cured within […***…]130 after receipt of such written notice, the non-breaching Party shall have the rights thereafter to terminate this Agreement, in its entirety or with respect to the Sequence(s), Sequence Pair(s) or Product(s) that are the subject of such breach, immediately by giving written notice to the breaching Party to such effect.”

7.Article 11. Effects of Termination. Article 11 of the Agreement is hereby amended as follows:
a) Section 11.1(c)(ii). Section 11.1(c)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(ii)    Upon termination of this Agreement by Zymeworks pursuant to Section 10.2.3, Section 10.3 or Section 10.4, the rights and licenses granted to GSK under Section 2.1 shall terminate and GSK shall cease all use of the Zymeworks Project Arising IP, the Zymeworks Modifications and the Zymeworks Modified Scaffolds; Zymeworks shall continue to have the exclusive right to research, develop and commercialize any Zymeworks Product; and the licenses and rights granted to Zymeworks in Section 2.2.2 shall continue in full force and effect.”
b) Section 11.1(d). Section 11.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(d) GSK Continuing Rights. Upon the termination of this Agreement by GSK pursuant to Section 10.3 or Section 10.4, GSK shall continue to have the exclusive right to research, develop and commercialize GSK Products selected prior to the effective date of such termination, pursuant to the licenses and rights granted to GSK in Section 2.1.2, which shall continue in full force and effect solely with respect to GSK Products selected prior to the effective date of such termination subject to the payment by GSK of the applicable amounts set out in Sections 5.2 to 5.4 (and associated reporting obligations). Subject to the last sentence of Section 5.4.2, if GSK terminates this Agreement in its entirety pursuant to Section 10.3, GSK shall then decrease any milestone and royalty payment payable to Zymeworks in respect of the GSK Products by […***…]131, for so long as GSK has the right to commercialize such Product on the terms set out under this Agreement.”
8.No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. No waiver of the
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performance of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party. THIS AMENDMENT AND THE AGREEMENT AS AMENDED BY THIS AMENDMENT SET FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF GSK AND ZYMEWORKS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERCEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND WRITINGS IN RELATION THERETO.
9.Miscellaneous. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and the patent laws of the United States, without reference to any rules of conflict of laws.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By:/s/ Ali Tehrani
Name:    Ali Tehrani, Ph.D.
Title:    President & Chief Executive Officer
Date:    November 26, 2020

GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LIMITED

By:/s/ Jerome Andries
Name:    Jerome Andries
Title:    Director
Date:    November 23, 2020

By:/s/ John Sadler
Name:    John Sadler
Title:    Authorized Signatory for and on behalf of Glaxo Group Limited – Corporate Director
Date:    November 23, 2020